EXHIBIT 10.1

SUMMARY OF KEY TERMS OF DOUGLAS K. STUVER COMPENSATION

For the year ending December 31, 2008, base salary for PacifiCorp’s Senior Vice President and Chief Financial Officer, Douglas K. Stuver, is $220,000, and his target bonus opportunity under the PacifiCorp Annual Incentive Plan is 40% of base salary. Mr. Stuver participates in the MidAmerican Energy Holdings Company Long-Term Incentive Partnership Plan. Mr. Stuver also participates in health insurance and other benefit plans on the same basis as other employees.